SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x] Filed by a party other than the Registrant [ ] Check the appropriate box:

[   ]   Preliminary proxy statement       [   ]   Confidential, for Use of the
[ x ]   Definitive proxy statement                Commission Only (as permitted
[   ]   Definitive additional materials           by Rule 14a-6(e) (2) )
[   ]   Soliciting material pursuant to
        Rule 14a-11(c) or Rule 14a-12

                              NEUROGEN CORPORATION
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

 -------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than registrant)

Payment of filing fee. (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:  N/A
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(2)      Aggregate number of securities to which transactions applies:  N/A
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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  N/A
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(4)      Proposed maximum aggregate value of transaction:  N/A
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(5)      Total fee paid:  N/A

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the  fee is offset  as  provided  by  Exchange
         Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid  previously.  Identify the previous filing by registration statement number, or the form  or schedule  and the date of its filing.

(1)      Amount previously paid:
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(2)      Form, schedule or Registration Statement No.:
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(3)      Filing party:
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(4)      Date filed:
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NEUROGEN CORPORATION

                                                                   June 20, 2002

To the Stockholders of Neurogen Corporation:

     On behalf of the Board of Directors,  I cordially  invite you to attend the
2002 Annual Meeting of Stockholders of Neurogen Corporation.  The Annual Meeting
will be held on Monday,  July 15, 2002,  at 10:00 a.m.,  local time, at Neurogen
Corporation at 35 Northeast Industrial Road, Branford, Connecticut.

     A  description  of business to be  conducted  at the Annual  Meeting is set forth in the  attached  Notice  of Annual  Meeting  and  Proxy  Statement.  Also
enclosed is a copy of our 2001 Annual Report to Stockholders.

     It is important that your views be represented  whether or not you are able to be present at the Annual  Meeting.  Please  mark,  sign,  date and return the enclosed  proxy card  promptly in the  accompanying  postage-paid  envelope.  By returning  the proxy,  you can help the Company  avoid the expense of  duplicate proxy  solicitations  and possibly  having to reschedule the Annual Meeting if a quorum of  outstanding  shares is not present or  represented  by proxy.  If you attend the Annual  Meeting  and wish to change  your proxy  vote,  you may do so simply by voting in person at the Annual Meeting.

                                           Sincerely,

                                           /s/ William H. Koster
                                           -------------------------------------
                                           William H. Koster
                                           President and Chief Executive Officer

                             NEUROGEN CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on July 15, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of  Stockholders of Neurogen
Corporation  will be held on Monday,  July 15, 2002 , at 10:00 a.m., local time, at Neurogen Corporation at 35 Northeast Industrial Road, Branford,  Connecticut,
for the following purposes:

     1. To elect  eleven  directors  to the Board of  Directors,  each  to  hold office until the next Annual  Meeting of  Stockholders  of the Company and until such director's respective successor shall have been duly elected and qualified.

     2. To  adopt  amendments  to the  Neurogen  Corporation  2000  Non-Employee
Directors Stock Option  Program,  including the increase of the number of shares available  for  issuance  under the plan by an  aggregate  of 200,000  shares to
400,000 shares.

     3. To   ratify   the   appointment   by  the   Board    of   Directors   of
PricewaterhouseCoopers  LLP as the independent  auditors for the Company for the fiscal year ending December 31, 2002.

     4. To transact such other  business as may properly come before the meeting or any adjournment or adjournments thereof.

     This Notice is accompanied  by a form of proxy,  a Proxy  Statement and the
Company's 2001 Annual Report to  Stockholders.  The foregoing  items of business are more fully described in the Proxy Statement.

     In accordance with the Company's By-laws,  the close of business on May 24,
2002 has been fixed as the Record Date for the determination of the stockholders entitled  to notice of and to vote at the  Annual  Meeting  and any  adjournment thereof.

                                     By order of the Board of Directors,

                                     /s/ Stephen R. Davis
                                     -------------------------------------------
                                     Stephen R. Davis
                                     Secretary

Branford, Connecticut
June 20, 2002

                                    IMPORTANT

      To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed  proxy as promptly as possible in the  postage-paid envelope enclosed for that purpose.  If you attend the meeting,  you may vote in person even if you returned a proxy.

                              NEUROGEN CORPORATION
                                 PROXY STATEMENT

 General
     The  enclosed  proxy is  solicited  on behalf of the Board of  Directors of
Neurogen Corporation (the "Company" or "Neurogen") for use at the Annual Meeting
of  Stockholders  to be held on July 15, 2002, at 10:00 a.m.,  local time, or at any adjournment thereof (the "Annual Meeting").  The Annual Meeting will be held at Neurogen Corporation at 35 Northeast Industrial Road, Branford,  Connecticut.
The  purposes  of the Annual  Meeting  are set forth in the  attached  Notice of
Annual Meeting of Stockholders.

     This Proxy  Statement,  the Notice of Annual Meeting of  Stockholders,  the
form of proxy and Neurogen's  Annual Report to Stockholders  are being mailed to stockholders on or about June 24, 2002.

Record Date and Share Ownership
     Stockholders  of record on the Company's  books at the close of business on
May 24, 2002 (the "Record Date") are entitled to vote at the Annual Meeting.  At the Record Date,  17,746,991  shares of the Company's  Common  Stock,  par value
$.025  per  share  (the  "Common  Stock"),  were  issued  and  outstanding.  For information  concerning stock ownership by certain stockholders,  see "Principal
Stockholders".

Revocability of Proxies
     Any proxy given pursuant to this  solicitation may be revoked by the person giving it at any time  before  its use by  delivering  to the  Company a written notice of revocation  prior to the voting of the proxy or a duly executed  proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation
     Each stockholder is entitled to one vote for each share of the Common Stock held of record in his or her name on the Record Date on each matter submitted to a vote at the Annual Meeting. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting.

     If properly executed and received by the Company before the Annual Meeting, any proxy representing shares of Common Stock entitled to be voted at the Annual
Meeting and specifying how it is to be voted will be voted accordingly. Any such proxy,  however,  which fails to specify how it is to be voted on a proposal for which a  specification  may be made will be voted on such proposal in accordance with the  recommendation  of the Board of Directors.  Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes  are not counted for  purposes of  determining  whether a proposal has been approved.

     The  presence,  in person or by proxy,  of the holders of a majority of the outstanding  shares of Common  Stock  entitled  to vote at the  Annual  Meeting, excluding any shares owned by the Company,  is necessary to constitute a quorum.
Abstentions  and broker  non-votes are counted for purposes of  determining  the presence or absence of a quorum for the transaction of business.

     The cost of soliciting  proxies will be borne by the Company.  In addition, the Company expects to reimburse brokerage firms and other persons  representing beneficial owners of Common Stock for their expenses in forwarding  solicitation material to such beneficial  owners.  Proxies may be solicited by certain of the
Company's  directors,   officers  and  regular  employees,   without  additional
compensation, in person or by mail, telephone, facsimile or telegram.

     Pursuant to Delaware law, the Board of Directors has appointed an inspector to act at the Annual  Meeting.  The inspector shall carry out the duties imposed pursuant to Section 231 of the Delaware General  Corporation Law,  including the counting of votes.

                               PROPOSAL NO. 1:
                            ELECTION OF DIRECTORS

     Eleven  directors are to be elected to the Board of Directors at the Annual
Meeting.  Unless otherwise  instructed,  the proxy holders will vote the proxies received by them for the eleven  nominees of the Board of Directors named below, all of whom are presently  directors of the Company and have served continuously since the month and year  indicated  opposite each such  director's  name in the following  table,  each to hold  office for a term  expiring  at the next Annual
Meeting of Stockholders of the Company and until such director's successor shall have been duly  elected  and  qualified.  In the event  that any  nominee of the
Company is unable or  declines  to serve as a director at the time of the Annual
Meeting,  the proxies will be voted for any nominee who shall be  designated  by the present Board of Directors to fill the vacancy.  It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional  persons are nominated  for election as directors,  the proxy holders intend to vote all proxies  received by them in such a manner as will assure the election of as many of the nominees listed below as possible,  with any required selection among such nominees to be determined by the proxy holders.  The eleven persons  receiving  the highest vote totals shall be elected as directors of the
Company.

     The Company's Board of Directors  recommends a vote FOR the nominees listed below:

Name of Nominees                     Age     Principal Occupation                                  Director Since

Felix J. Baker, Ph.D.                33      Managing Partner, Baker Brothers Investments          May 1999

Julian C. Baker                      36      Managing Partner, Baker Brothers Investments          May 1999

Barry M. Bloom, Ph.D.                73      Former Executive Vice President, Pfizer Inc.          December 1993

Robert N. Butler, M.D.               74      CEO and President, International Longevity            July 1989
                                             Center; Professor of Geriatrics, Mount Sinai
                                             School of Medicine

Frank C. Carlucci                    71      Chairman of the Board, Neurogen Corporation;          February 1989
                                             Chairman, The Carlyle Group

Stephen R. Davis                     41      Executive Vice President and Chief Business           September 2001
                                             Officer, Neurogen Corporation

William H. Koster, Ph.D.             57      President and Chief Executive Officer,                September 2001
                                             Neurogen Corporation

Mark Novitch, M.D.                   70      Former Vice Chairman of the Board, The Upjohn         December 1993
                                             Company; Former Professor of Health Care
                                             Sciences, George Washington University
                                             Medical Center

Craig Saxton, M.D.                   60      Former Executive Vice President, Pfizer               January 2002
                                             Global Research and Development and Vice
                                             President, Pfizer Inc.

John Simon                           59      Managing Director, Allen & Company Incorporated       May 1989

Suzanne H. Woolsey, Ph.D.            60      Chief Communications Officer, National Academy of     January 1998
                                             Sciences/National Research Council

There is no family  relationship  between  any  director,  executive  officer or person  nominated  or chosen by the  Company to become a director  or  executive officer of the Company other than Julian and Felix Baker, who are brothers.

     Felix J.  Baker  has  served  as a  director  of  Neurogen  since May 1999.
Together with his brother Julian C. Baker, he has managed healthcare investments for the Tisch Family since 1994. The Baker brothers also manage other investment funds  focused on the life  sciences  industry.  Dr. Baker is also a director of
Cellegy  Pharmaceuticals,  Inc. and various private  companies.  He holds a B.S.
with honors and a Ph.D. in Immunology from Stanford University.

     Julian C. Baker has served as a director  of Neurogen  since May 1999.  Mr.
Baker  and  his  brother  Felix  Baker  co-founded  a  biotechnology   investing
partnership  with Tisch Family,  which the Bakers have managed since 1994.  Over the past few years,  the Bakers have also  partnered  with major  university and other endowments to create multiple additional funds. Collectively,  these funds are known as  Baker/Tisch  Investments,  which has grown into one of the largest private sources of capital  focused on publicly traded life sciences  companies.
Julian Baker is currently a managing  partner of  Baker/Tisch  Investments.  Mr.
Baker was employed from 1988 to 1993 by the private  equity  investment  arms of
The First  Boston  Corporation  and CSFB,  and was a  founding  employee  of The
Clipper  Group,  which managed $1.6 billion for First Boston and Credit  Suisse.
Mr. Baker holds an A.B.  magna cum laude from Harvard  University.  He is also a director of Cellegy Pharmaceuticals, Inc. and Incyte Genomics, Inc.

     Barry M. Bloom,  Ph.D., has served as a director of Neurogen since December
1993.  Dr. Bloom  retired in 1993 from Pfizer where he had been  Executive  Vice
President,  Research and Development and a member of the board of directors. Dr.
Bloom is a director of Vertex Pharmaceuticals,  Inc., Incyte Genomics, Inc., and
Cubist Pharmaceuticals, Inc.

     Robert N.  Butler,  M.D.,  has served as a director of Neurogen  since July
1989.  Dr.  Butler has served as the  Brookdale  Professor  and  Chairman of the
Department of Geriatrics  and Adult  Development  at Mount Sinai Medical  Center
since 1982.  From 1976 until 1982,  Dr. Butler was the founding  director of the
National Institute of Aging of the National Institutes of Health. Dr. Butler won
the 1976 Pulitzer Prize for his book,  "Why Survive?  Being Old in America".  He has served as the  editor-in-chief  of  Geriatrics,  a journal for primary  care physicians,  and serves on the  editorial  board of several  other  professional publications.  Dr. Butler is presently Chief Executive  Officer and President of the International Longevity Center-USA.  He is also a member of the Institute of
Medicine  of the  National  Academy of  Sciences  and a  founding  Fellow of the
American  Geriatrics Society. He has served as a consultant to the United States
Special  Committee  on Aging,  the  National  Institute  of Mental  Health,  the
Commonwealth  Fund, the Brookdale  Foundation and numerous other foundations and corporations.

     Frank C.  Carlucci  has served as a director  and  Chairman of the Board of
Neurogen since February 1989. Mr.  Carlucci is principally  employed as Chairman of The Carlyle Group, a private  merchant bank. Mr. Carlucci served as Secretary of Defense of the United States from November 1987 through  January 1989.  Prior to his  appointment as Secretary of Defense,  Mr.  Carlucci was assistant to the
President of the United States for National Security  Affairs.  Mr. Carlucci had
been Chairman and Chief Executive Officer of Sears World Trade Inc. from 1984 to
1986,  after having served as President and Chief Operating  Officer since 1983.
Mr.  Carlucci  is also a director  of  Ashland,  Inc.,  Kaman  Corporation,  Sun
Resorts, Pharmacia, Texas Biotech Inc. and United Defense L.P.

     Stephen  R.  Davis has been  Executive  Vice  President of  Neurogen  since
September 2001 and  Chief Business  Officer since January 2000. Mr. Davis joined
Neurogen in 1994 as Vice President of Finance and Chief Financial Officer.  From
1990 through  June 1994,  Mr.  Davis was  employed by Milbank,  Tweed,  Hadley &
McCloy as a corporate and securities attorney.  Previously,  Mr. Davis practiced as a Certified  Public  Accountant with Arthur Andersen & Co. Mr. Davis received his B.S. in Accounting from Southern Nazarene  University and a J.D. degree from
Vanderbilt University.

     William H. Koster, Ph.D., joined Neurogen as President and CEO in September
2001.  Prior to Neurogen,  Dr. Koster worked for  approximately 30 years in drug discovery  and  development  with  Bristol-Myers  Squibb  Company (BMS) and E.R.
Squibb & Sons, Inc., which merged with Bristol-Myers in 1989. In his most recent position,  Dr. Koster was  Bristol-Myers'  Senior Vice President for Science and
Technology  Strategy and Acquisition,  heading up the company's external science and technology  strategy,  scientific  intelligence,  intellectual  property and science policy  functions.  In addition,  he was responsible for leading the R&D acquisition and integration team involved in the agreement to purchase and merge the RD  functions  of DuPont  Pharmaceutical  Company  into BMS. He was based at
Bristol-Myers'  headquarters in Princeton, N.J. Dr. Koster serves as a member of the Keystone  Symposia  Scientific  Advisory  Board,  The  National  Council for
Harvard  Medicine,  and  the  Board  of the  Robert  Wood  Johnson  Health  Care
Corporation.  Dr. Koster holds an  undergraduate  degree in chemistry from Colby
College and a Ph.D. in organic chemistry from Tufts University.

     Mark Novitch,  M.D.,  has served as a director of Neurogen  since  December
1993. Dr. Novitch was Professor of Health Care Sciences at The George Washington
University from 1994 to 1997 and Adjunct  Professor from 1997 to 2001. He worked in  senior  executive  positions  at The  Upjohn  Company  from  1985  until his retirement  as Vice  Chairman of the Board in 1993.  Dr.  Novitch  served at the
United States Food and Drug  Administration as Deputy Commissioner and as Acting
Commissioner  from  1983-1984.  Dr.  Novitch  is  a  director  of  Alteon,  Inc.
(Chairman),    Calypte   Biomedical,   Inc.,   Guidant   Corporation   and   KOS
Pharmaceuticals, Inc.

     Craig Saxton, M.D. has served as a director of Neurogen since January 2002.
From 1993 until his  retirement in 2001, Dr. Saxton was Vice President of Pfizer
Inc. and Executive  Vice  President, Pfizer Global  Research and  Development at
Pfizer's Research and Development  headquarters in Groton, CT. He held a variety of executive and research posts at Pfizer over a 25-year span. Dr. Saxton earned his B.S.  in Anatomy in 1962 and his M.D. in 1965 from Leeds  University  in the
U.K.  After  internship and residency in Medicine,  he was a Research  Fellow in
Cardiovascular  Research at the University of Leeds, and subsequently  undertook research  in Applied  Physiology  at the Royal Air Force  Institute  of Aviation
Medicine and  Physiology  in  Farnborough,  U.K.  Dr.  Saxton is on the Board of
Directors of the African  Medical and  Research  Foundation  in New York,  and a
member of the American Academy of Pharmaceutical  Physicians and the Connecticut
Academy of Science and Engineering.  Dr. Saxton was appointed to Tularik's Board of Directors in September 2001.

     John Simon has served as a director of Neurogen  since May 1989.  Mr. Simon is a  Managing  Director  of the  investment  banking  firm of  Allen &  Company
Incorporated.  Mr. Simon is a director of Advanced Technical Products,  Inc. and
CoStar Group, Inc.

     Suzanne H.  Woolsey,  Ph.D.,  has served as a director  of  Neurogen  since
January 1998. From 1993 to 2000, Dr. Woolsey was Chief Operating  Officer of the
National  Academy  of  Sciences/National   Research  Council   ("NAS/NRC"),   an
independent,  federally chartered policy institution. Since May 2000 Dr. Woolsey has served as Chief  Communications  Officer at the NAS/NRC.  She was a founding partner of the Upstreet  Partners,  LLC  (2000-2001).  Prior to serving as Chief
Operating  Officer,  Dr.  Woolsey  served  as  the  Executive  Director  of  the
Commission  on  Behavioral  and Social  Sciences  and  Education at the National
Academy of  Sciences/National  Research Council.  Dr. Woolsey also serves on the
Board of Trustees for open-end  mutual funds  distributed  by Van Kampen  Funds,
Inc. From 1980 to 1989, Dr.  Woolsey  served as a Consulting  Partner at Coopers and Lybrand,  an  accounting  firm,  where she developed and directed the firm's consulting practice with healthcare institutions,  research organizations, major research universities and corporate general counsels.  Dr. Woolsey holds a Ph.D.
in clinical and social psychology from Harvard University.

Board Meetings and Committees

     The Board of Directors  of the Company held six meetings  during the fiscal year ended December 31, 2001. The Board of Directors has an Audit  Committee and
a  Compensation  Committee.  During the fiscal year ended December 31, 2001, the
Company  did not have a  nominating  committee  or a  committee  performing  the functions of a nominating committee.

     The Audit Committee, which consists of Messrs. Carlucci, Novitch and Simon, recommends  appointment of the Company's  independent  auditors and is primarily responsible  for approving the services  performed by the Company's  independent auditors and for reviewing and  evaluating the Company's  accounting  principles and its system of internal  accounting  controls.  In the last fiscal year,  the
Audit Committee held one full meeting and three meetings,  in which Mr. Carlucci acted on behalf of the Audit  Committee in discussions  held with management and the independent auditors.

     The Compensation Committee, which consisted of Messrs. Carlucci, Jeffrey J.
Collinson, Simon and Julian Baker in 2001, reviews and takes action on behalf of the Board concerning the Company's executive and employee compensation and stock option policies,  reviews benefit programs,  supervises the  administration  and operation of the Company's stock option plans and determines titles and salaries
and  other  compensation  for  the  executive  officers  of  the  Company.   The
Compensation Committee held one meeting during the last fiscal year.

Director Compensation

     Mr. Carlucci  receives a fee of $12,500 per fiscal quarter for his services as Chairman of the Board.  Robert H. Roth received a fee of $1,500 per month for his services as a director  prior to his  resignation.  Dr. Bloom and Dr. Saxton receive a fee of $5,000 per fiscal quarter for consulting  services  provided to the Company.  Directors of the Company receive  out-of-pocket travel expenses in connection  with their  attendance  at Board  meetings and other  activities  on behalf of the Company.

     Under the Neurogen  Corporation  2000  Non-Employee  Directors Stock Option
Program  (the "2000  Program"),  effective  April  2000,  each new  non-employee director receives an option to acquire 5,000 shares of Common Stock (an "Initial
Grant"),  subject to certain  adjustments,  at the fair market value on the date the director is first elected or appointed to the Board of Directors. Also under the 2000 Program, each current non-employee director receives annually an option to acquire 5,000 shares of Common Stock, subject to certain adjustments,  at the fair market value on the  anniversary of such director's  election,  reelection, appointment or reappointment to the Board.

Compensation Committee Interlocks and Insider Participation

     Messrs.  Carlucci,  Collinson,  Simon and Julian  Baker,  all  non-employee
directors,   constituted  the  Company's  Compensation  Committee  in  2001.  No
executive officer of the Company serves as a member of the Board of Directors or
Compensation  Committee  of any entity that has one or more  executive  officers serving  as a  member  of the  Company's  Board  of  Directors  or  Compensation
Committee.

                                 PROPOSAL NO. 2:
               ADOPTION OF AMENDMENTS TO THE NEUROGEN CORPORATION
                2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PROGRAM

     The Neurogen  Corporation 2000 Non-Employee  Directors Stock Option Program
(the  "Program")  was approved by  shareholders  on June 19,  2000.  Pursuant to
Section  9  of  the  Program,  further  shareholder  approval  is  required  for amendments  to the Program  that would  increase  the total  number of shares of
Company  common stock,  par value $0.025 per share  ("Common  Stock")  available under the Program or increase the number of shares made  available to individual
Directors.

     The Board has amended the Program,  effective  upon and subject to approval by the Company's shareholders, to

     o    increase the total number of shares  available  under the Program from
          200,000 to 400,000;

     o    increase the number of underlying  shares and the vesting  period with respect  to each  initial  grant to new  Directors  from  5000  shares vesting  over a  one-year  period  to  20,000  shares  vesting  over a three-year period; and

     o    make  additional  annual grants of 1500 shares vesting over a one-year
          period  to   non-employee   Directors   who  serve  on  various  Board
          committees. Grants to each committee chair will be for 2500 shares.

The Company's  shareholders are now requested to approve these amendments to the
Program.

     A description of the amendments is set forth below,  and a copy of the text of the amendments is set forth in Appendix A to this Proxy  Statement.  The text of the Program prior to these amendments is set forth in Appendix B.

NUMBER OF SHARES AVAILABLE UNDER THE PROGRAM

     Prior to amendment,  the maximum number of shares of Common Stock available for grant  under the Program  was  200,000.  Section 3.2 of the Program has been amended,  subject to shareholder approval, to provide that the maximum number of shares of Common Stock available for grant under the Program is 400,000.

INITIAL GRANT OPTIONS

     Upon  first  being  elected  or  appointed  to  the  Board,  each  eligible non-employee  Director  is  granted an option to  purchase  a certain  number of shares of Common  Stock over a fixed  period of time.  Prior to  amendment,  the
Program  provided  for an  initial  grant to each new  Director  of an option to purchase  5000  shares  vesting  over a one-year  period (as  described  below).
Section 4.2 of the Program has been amended, subject to shareholder approval, to increase the number of shares  underlying  each  initial  grant option to 20,000 shares vesting over a three-year period (as described below).

VESTING OF INITIAL GRANT OPTIONS

     Prior to amendment,  the shares underlying each initial grant option vested ratably over one year,  with each option  becoming  exercisable  with respect to
1/12th of the aggregate  shares  underlying the option at the end of each month, beginning  with the month in which the grant was made.  Section 5 of the Program has been amended,  subject to shareholder  approval,  to provide ratable vesting for initial grant options over a three-year  period,  with each option  becoming exercisable with respect to 1/36th of the aggregate shares underlying the option at the end of each month, beginning with the month in which the grant is made.

ANNUAL GRANTS FOR COMMITTEE SERVICE

     Historically,  Board members have not received  separate  compensation  for their  service on  committees,  with the  exception of one-time  grants of stock options and cash payments  made to members of the Search,  Executive and Science
Committees.  In recognition that the number of committees has increased and that committee members are being asked to contribute more of their time than has been required  in the past,  Section 4 of the Program  has been  amended,  subject to shareholder  approval, to provide for annual stock option grants to non-employee
Directors  who serve on Board  committees.  The chair or co-chair of each of the
Executive,  Compensation,  Science, Audit and Finance Committees will receive an annual grant to purchase 2500 shares of Common  Stock,  and each other member of those  Committees will receive an annual grant to purchase 1500 shares of Common
Stock,  up to an annual  maximum for each  non-employee  Director of 5000 shares total  with  respect  to  service  on all  committees.  The Board may create new committees or disband  existing  committees  and may add to or subtract from the list of committees for which committee grants are eligible.

     These grants would be made following each annual shareholder meeting,  upon designation of each committee.

EFFECTIVE DATE

     The amendments will become effective upon shareholder approval.

APPROVAL  OF  THE  AMENDMENTS  TO THE  NEUROGEN  CORPORATION  2000  NON-EMPLOYEE
DIRECTORS STOCK OPTION PROGRAM

     To become  effective,  the  amendments  to the  Neurogen  Corporation  2000
Non-Employee  Directors  Stock Option Program must be approved by an affirmative vote of a majority of the votes cast at the Annual  Meeting on this  proposal by the holders of the shares of Common Stock entitled to vote thereat.

     The Board of Directors  recommends that the stockholders  vote FOR approval of  this  proposal.  If not  otherwise  specified,  proxies  will be  voted  FOR approval.

                                NEW PLAN BENEFITS

     No new initial grants under the Program are anticipated at this time.

     The  total  estimated  annual  additional  option  grants  to  non-employee
Directors  as a result  of the  amendments  described  above is set forth in the following table:

----------------------- --------------------- -------------------- ---------------------

                        ESTIMATED NUMBER OF   ESTIMATED POTENTIAL   ESTIMATED POTENTIAL
  NAME AND POSITION      SHARES SUBJECT TO    REALIZABLE VALUE(2)   REALIZABLE VALUE(3)
                               OPTION(1)             (5%)                 (10%)

----------------------- --------------------- -------------------- ---------------------
----------------------- --------------------- -------------------- ---------------------
                               32,000              $172,468             $437,068
                         (Committee Grants)
    Non-Executive
    Director Group
     (9 persons)               45,000              $242,533             $614,627
                          (Annual Grants)
----------------------- --------------------- -------------------- ---------------------

(1) The total annual  committee  grants are  presented  based upon the projected membership in these committees  immediately  following the shareholder  meeting.
Based upon the current total of nine  non-employee  directors,  in any one year, the  maximum  aggregate  grant  would be 45,000  to  committee  members  with an estimated potential realizable value of $242,533 and $614,627 at an appreciation rate of 5% and 10%, respectively (see footnotes 2 and 3 for further discussion).

(2) Assumes options granted at an exercise price of $8.57 (the fair market value of a share of the Common  Stock at close of  business  on June 11,  2002),  with annual appreciation at a 5% rate over a 10-year term.

(3) Assumes options granted at an exercise price of $8.57 (the fair market value of a share of the Common  Stock at close of  business  on June 11,  2002),  with annual appreciation at a 10% rate over a 10-year term.

                      EQUITY COMPENSATION PLAN INFORMATION

     The total  number of shares of Common  Stock to be issued upon  exercise of all  outstanding  options  under  all  extant  Company  stock  option  plans and programs,  the weighted average exercise price of all outstanding  options,  and the number of shares that remain  available  under such Company option plans and programs is set forth in the following table:

---------------------------- -------------------------- -------------------------- --------------------------
                                                                                     NUMBER OF SECURITIES
                              NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE        REMAINING AVAILABLE FOR
                              BE ISSUED UPON EXERCISE       EXERCISE PRICE OF        FUTURE ISSUANCE UNDER
       PLAN CATEGORY          OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,        EQUITY COMPENSATION
                                WARRANTS AND RIGHTS        WARRANTS AND RIGHTS         PLANS (EXCLUDING
                                                                                    SECURITIES REFLECTED IN
                                                                                          COLUMN (a))
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
                                        (a)                        (b)                        (c)
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
Equity compensation plans            4,779,822                   $18.56                    1,376,130
approved by security
holders

---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
Equity compensation plans               24,000                    33.38                            -
not approved by security
holders

---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
Total                                4,803,822                    18.64                    1,376,130

---------------------------- -------------------------- -------------------------- --------------------------

                               PROPOSAL NO. 3:
                         RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent certified public accountants,  as auditors to audit the financial  statements of the Company  for the year  ending  December  31,  2002 and  recommends  that the stockholders  ratify  such  selection.  PricewaterhouseCoopers  LLP  audited the
Company's  annual  financial  statements for the fiscal years ended December 31,
2001, 2000, and 1999.

     Stockholder ratification of the selection of PricewaterhouseCoopers  LLP as the Company's  independent  auditor is not required by the Company's  by-laws or
otherwise.    However,    the   Board   is    submitting    the   selection   of
PricewaterhouseCoopers  LLP to the  stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection,  the
Board will  reconsider  whether or not to retain the firm. Even if the selection is ratified, the Board, or the Audit Committee acting on behalf of the Board, in its  discretion  may direct the  appointment  of a different firm of independent auditors at any time if the Board, or the Audit Committee,  determines that such a change would be in the best interests of the Company and its stockholders.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR approval of this proposal.  If not otherwise specified, proxies will be voted FOR approval.

                          PRINCIPAL STOCKHOLDERS

     The following  table sets forth, as of March 1, 2002,  certain  information with respect to the beneficial ownership of Common Stock by each person known by
Neurogen to own  beneficially  more than five percent of its outstanding  Common
Stock,  by each  director  and  officer of  Neurogen  and by all  directors  and officers as a group:

                                                            Amount and                             Approximate
Name and Address                                       Nature of Beneficial                          Percent
of Beneficial Owner                                        Ownership(1)                              Owned(2)

Andrew H. Tisch  (22)(23).........................          1,035,925                                   5.8%
Daniel R. Tisch  (22)(23).........................          1,035,925                                   5.8%
James S. Tisch  (22)(23)..........................          1,035,925                                   5.8%
Thomas J. Tisch (22)(24)..........................          1,335,925                                   7.5%
Preston R. Tisch  (22)(25)........................             24,100                                     *
Pfizer Inc........................................          2,846,000                                  16.0%
   235 East 42nd Street
   New York, NY 10017
Wellington Management Company, LLP................          1,817,400                                  10.2%
   75 State Street
   Boston, MA 02109
Oppenheimer Funds.................................          1,775,000                                  10.0%
   498 Seventh Ave.
   New York, NY 10018
Janus Capital Corporation.........................            983,320                                   5.5%
   100 Fillmore Street
   Denver, CO  80206
William H. Koster, Ph.D. (3)......................            100,000                                    *
Alan J. Hutchison, Ph.D. (5)......................            201,818                                   1.1%
Stephen R. Davis (6)..............................            172,298                                   1.0%
Kenneth R. Shaw, Ph.D. (7)........................            104,250                                    *
James V. Cassella, Ph.D. (8)......................            133,061                                    *
James E. Krause, Ph.D. (4)........................             52,503                                    *
Frank C. Carlucci (9)(10).........................            207,472                                   1.2%
Felix J. Baker, Ph.D. (11)(22)....................            646,006                                   3.6%
Julian C. Baker (12)(22)..........................            657,514                                   3.7%
Barry M. Bloom, Ph.D. (13)........................             39,558                                    *
Robert N. Butler, M.D. (14).......................             31,348                                    *
Jeffrey J. Collinson (15).........................             58,707                                    *
Mark Novitch, M.D. (16)...........................             62,002                                    *
Robert H. Roth, Ph.D. (17)........................             75,058                                    *
Craig Saxton, M.D. (26)...........................              2,500                                    *
John Simon (18)(19)...............................             88,477                                    *
Suzanne H. Woolsey, Ph.D. (20)....................             36,641                                    *
All directors and officers
   as a group (17 persons) (21)...................          2,080,813                                  11.1%

---------------
 *     Less than one percent (1%).

(1)  Share ownership in each case includes shares  issuable upon  exercisable of outstanding  common  stock  options  exercisable within 60 days of March 1,
     2002.

(2)  Percentage  of  the  outstanding  shares  of  Common  Stock,   treating  as
     outstanding for each beneficial owner all shares of Common Stock which such beneficial owner has indicated are issuable under stock options exercisable within 60 days of March 1, 2002.

(3)  Includes  100,000  shares of  restricted  stock of which 10,000  shares are vested.

(4)  Includes 51,127 shares of Common Stock that James E. Krause,  Ph.D. has the right to acquire under stock options exercisable within 60 days of March 1,
     2002.

(5)  Includes 200,312 shares of Common Stock that Alan J. Hutchison,  Ph.D.  has the right to acquire  under  stock  options  exercisable  within 60 days of
     March 1, 2002.

(6)  Includes 119,312 shares of Common Stock that Stephen R. Davis has the right to acquire under stock options  exercisable within 60 days of March 1, 2002 and 50,000 shares of unvested restricted stock.

(7)  Includes 104,250 shares of Common Stock that Kenneth R. Shaw, Ph.D. has the right to acquire under stock options exercisable within 60 days of March 1,
     2002.

(8)  Includes  131,531 shares of Common Stock that James V. Cassella,  Ph.D. has the right to acquire  under  stock  options  exercisable  within 60 days of
     March 1, 2002.

(9)  Includes 40,000  shares of Common  Stock  owned by Mr.  Carlucci's wife.

(10) Includes 56,892 shares of Common Stock subject to stock options exercisable within 60 days of March 1, 2002.

(11) Includes  25,025  shares  as to  which he has sole  voting  power  and sole dispositive  power,  32,541 shares of Common Stock that Felix Baker has the right to acquire under stock options exercisable within 60 days of March 1,
     2002,  and 588,400 shares as to which he has shared voting power and shared dispositive power.

(12) Includes  36,533  shares  as to  which he has sole  voting  power  and sole dispositive power,  32,541 shares of Common Stock that Julian Baker has the right to acquire under stock options exercisable within 60 days of March 1,
     2002,  and 588,400 shares as to which he has shared voting power and shared dispositive power.

(13) Includes 28,558 shares of Common Stock subject to stock options exercisable within 60 days of March 1, 2002.

(14) Includes 31,348 shares of Common Stock subject to stock options exercisable within 60 days of March 1, 2002.

(15) Includes  4,602  shares of Common  Stock  held by a  corporation  which Mr.
     Collinson controls. Also includes 31,473 shares of Common Stock exercisable within 60 days of March 1, 2002.

(16) Includes 58,002 shares of Common Stock subject to stock options exercisable within 60 days of March 1, 2002.

(17) Includes 42,058 shares of Common Stock subject to stock options exercisable within 60 days of March 1, 2002.

(18) Does  not  include   shares  of  Common  Stock  held  by  Allen  &  Company
     Incorporated  and  by  persons  and  entities  which  may be  deemed  to be affiliated  with Allen & Company  Incorporated,  of which  shares Mr. Simon disclaims beneficial ownership.

(19) Includes 54,973 shares of Common Stock subject to stock options exercisable within 60 days of March 1, 2002.

(20) Includes   36,641  shares   of  Common   Stock  subject  to  stock  options
     exercisable within 60 days of March 1, 2002.

(21) Includes  1,014,139  shares  of  Common  Stock  subject  to  stock  options exercisable within 60 days of March 1, 2002.

(22) The address of each  person is 667  Madison  Ave.,  New York,  N.Y.  10021, except for Daniel R. Tisch whose address is 500 Park Ave.,  New York,  N.Y.
     10022.

(23) Includes  547,125  shares  as to which he has sole  voting  power  and sole dispositive power and 488,800 shares as to which he has shared voting power and shared dispositive power.

(24) Includes  847,125  shares  as to which he has sole  voting  power  and sole dispositive power and 488,800 shares as to which he has shared voting power and shared dispositive power.

(25) He has sole voting  power and sole  dispositive  power with  respect to all shares.

(26) Includes 2,500 shares of Common Stock subject to stock options  exercisable within 60 days of March 1, 2002.

                           EXECUTIVE OFFICERS

     In addition to Dr. Koster and Mr. Davis (See "Election of Directors"),  the
other  executive  officers of the Company who are  appointed by and serve at the discretion of the Board of Directors, are as follows:

         Name                               Age              Position                         Officer Since

Edmund P. Harrigan, M.D. ...................49      Executive Vice President and Chief        May 2002
                                                    Development Officer

Alan J. Hutchison, Ph.D. ...................49      Executive Vice President-Drug Discovery   June 1994

Kenneth R. Shaw, Ph.D. .....................46      Senior Vice President - Chemistry         April 1999
                                                    and Pharmaceutical Research and
                                                    Development

James E. Krause, Ph.D.......................50      Senior Vice President-Biology             May 2002

     Edmund P.  Harrigan,  M.D.,  joined  Neurogen in May 2002 as Executive Vice
President and Chief Development Officer. Prior to joining Neurogen, Dr. Harrigan most recently served as Senior Vice President,  Medical Operations for Sepracor,
Inc. and previously had been Vice President,  Clinical  Development  with Pfizer
Global  Research and  Development.  Dr.  Harrigan  received  his B.A.  degree in
Chemistry from St. Anselm College and studied at the Brain Research Institute at the  University  of  California.  He earned his  doctorate in medicine  from the
University of Massachusetts.

     Alan J. Hutchison,  Ph.D., has been Executive Vice President-Drug Discovery since April 2002. Dr. Hutchison joined Neurogen in 1989 as Director of Chemistry and became Vice  President of the Company in 1992 and a Senior Vice President in
1997.  From 1981 through 1989,  Dr.  Hutchison was employed by Ciba Giegy,  most recently as a Distinguished  Research Fellow. Dr. Hutchison received his B.S. in
Chemistry  from Stevens  Institute  of  Technology  and received his Ph.D.  from
Harvard University.

     Kenneth R. Shaw,  Ph.D.,  joined  Neurogen in 1989 and has been Senior Vice
President of Chemistry and  Pharmaceutical  Research and Development since 1999.
Dr. Shaw began his industrial career in 1983 at Ciba-Geigy as a Senior Scientist and also spent 2 years as Scientific Director at Franklin Diagnostics.  Dr. Shaw
received a B.S. in Chemistry  from the  University  of Rochester in 1979,  and a
Ph.D. in Organic Chemistry from Columbia University in 1983.

     James E. Krause, Ph.D., has been Senior Vice President - Biology since July
2001. Dr. Krause joined Neurogen in 1997 as a Vice President and Director.  From
1984 to 1997, Dr. Krause was Professor of Neurobiology at Washington  University
School of  Medicine in St.  Louis,  and was  Director  of the Medical  Scientist
Training  Program.  Dr.  Krause  received  his Ph.D.  in  Biochemistry  from the
University of Wisconsin in 1980.

Officer Compensation

     For the three years ended  December 31, 2001,  2000,  and 1999, the Company paid the  amounts  shown in the  following  table  with  respect  to each of the named officers of the Company.

                           Summary Compensation Table

                                                                                                       Long-Term Compensation
                                                                                           ----------------------------------------
                                                            Annual Compensation                     Awards                 Payouts
                                                 --------------------------------------    -------------------------      ---------

                                                                                            Restricted    Securities
                                                                           Other Annual        Stock      Underlying        LTIP       All Other
Name and Principal                      Year      Salary       Bonus       Compensation      Awards(a)    Options(b)       Payouts   Compensation(c)
Position                                           ($)          ($)             ($)             ($)           (#)            ($)          ($)
-----------------------                 ----     --------    --------       -----------    ------------   ----------      ---------    ---------
William H. Koster                       2001     124,359            -              -         1,939,000    400,000               -          602
President and                           2000           -            -              -                 -          -               -            -
Chief Executive Officer                 1999           -            -              -                 -          -               -            -

Harry H. Penner, Jr.                    2001     285,107            -         57,145(d)              -          -               -      655,556
Former President, Chief Executive       2000     417,476            -         36,729(e)              -          -       1,417,500(p)    15,128
Officer and Vice Chairman of the Board  1999     397,083            -         37,748(f)              -          -               -       13,735

Alan J. Hutchison                       2001     274,152       60,849         22,415(g)              -     35,000               -       10,830
Executive Vice President-Drug           2000     258,538       67,575         24,868(h)              -     40,000         885,938(p)    10,830
Discovery                               1999     246,417       32,025         26,063(i)              -     22,500               -       10,543

Stephen R. Davis                        2001     257,544       58,957         14,321(j)        969,500          -               -       10,695
Executive Vice President and            2000     242,810       63,480         16,481(k)              -     35,000         744,188(p)    10,646
Chief Business Officer                  1999     217,917       24,188         16,327(l)              -     17,000               -       10,100

Kenneth R. Shaw                         2001     230,331       51,123         14,321(j)              -     25,000               -          630
Senior Vice President - Chemistry       2000     216,275       56,775         16,481(k)              -     35,000         708,750(p)       420
and Pharmaceutical Research             1999     205,000       23,063         16,327(l)              -     16,000               -          567
and Development

James V. Cassella                       2001     209,000       37,620         14,321(j)              -     25,000               -       10,830
Vice President - Clinical Research      2000     190.000       42,750         16,481(k)              -     30,000         442,969(p)    10,830
and Development                         1999     170,000       19,125         16,327(l)              -     13,500               -       10,524

James E. Krause                         2001     216,050       48,179          5,752(m)              -     25,000               -       10,830
Senior Vice President - Biology         2000     169,775       39,825          6,471(n)              -     30,000         354,375(p)    10,830
                                        1999     156,000       14,675          6,607(o)              -     10,000               -       10,524
------------------

(a)  An aggregate  total of 150,000  shares of restricted  stock were granted to certain  executive  officers  in 2001,  of  which  all  remain  held by the respective  grantees at the end of 2001. The total value of these shares at
     December  31, 2001 was  $2,622,000.  Of the total  shares  awarded,  10,000 vested at the date of grant in September 2001, 70,000 vest after four years from the date of grant and the  remaining  70,000  vest after  five  years.
     Neurogen does not plan to pay dividends on this restricted stock.
(b)  References to SARs in the Summary  Compensation  Table and all other tables in this Proxy  Statement  have been  omitted,  since the  Company has never issued SARs, although under the Neurogen Corporation 1993 Omnibus Incentive
     Plan it has the ability to do so.
(c)  Represents  premiums  paid for group  term life  insurance  for each of the executive  officers,  except that for  Messrs.  Penner,  Hutchison,  Davis,
     Cassella  and  Krause,  the amounts  also  include  matching  contributions received under the Company's 401(k) plan of $10,200, $10,200 and $9,600 for each such officer in 2001, 2000 and 1999, respectively.  For 2001, includes
     $641,660  of  compensation   related  to  Mr.   Penner's   resignation  and
     corresponding  termination  in September  2001,  pursuant to his  severance agreement and termination provisions in his employment agreement.
(d)  Represents forgiveness of loan.
(e)  Includes $28,571 of forgiveness of loan,  forgiveness of interest of $4,442 on loan and income tax reimbursements of $3,716.
(f)  Includes $28,571 of forgiveness of loan,  forgiveness of interest of $4,997 on loan and income tax reimbursements of $4,180.
(g)  Includes  $21,429 of forgiveness  of loan,  forgiveness of interest of $547 and income tax reimbursements of $439.
(h)  Includes $21,429 of forgiveness of loan,  forgiveness of interest of $1,872 and income tax reimbursements of $1,567.
(i)  Includes $21,429 of forgiveness of loan,  forgiveness of interest of $2,523 on loan and income tax reimbursements of $2,111.
(j)  Includes $10,714 of forgiveness of loan,  forgiveness of interest of $2,000 and income tax reimbursements of $1,607.
(k)  Includes $10,714 of forgiveness of loan,  forgiveness of interest of $3,140 and income tax reimbursements of $2,627.
(l)  Includes $10,714 of forgiveness of loan,  forgiveness of interest of $3,056 on loan and income tax reimbursements of $2,257.
(m)  Includes $5,000 of forgiveness of loan, forgiveness of interest of $417 and income tax reimbursement of $335.
(n)  Includes $5,000 of forgiveness of loan, forgiveness of interest of $801 and income tax reimbursement of $670.
(o)  Includes $5,000 of forgiveness of loan, forgiveness of interest of $891 and income tax reimbursement of $716.
(p)  Reflects the value of  performance  based  restricted  stock based upon the
     February 18, 2000 closing price of $47.25 per share.  On this date Neurogen
     Common Stock met  pre-specified  performance  criteria which  triggered the removal of the restrictions on trading.

     For the year ended  December  31,  2001,  the  following  tables  summarize incentive compensation paid to the named officers.

                                           Option Grants in Last Fiscal Year

                                   Individual Grants (a)
------------------------------------------------------------------------------------------
                                Number of
                               Securities     % of Total                                          Potential Realizable Value
                               Underlying    Options Granted    Exercise or                       at Assumed Annual Rates of
                                Options      to Employees in     Base Price    Expiration          Stock Price Appreciation
   Name                         Granted        Fiscal Year       ($/Share)        Date                for Option Term
-----------------             -----------    ---------------    -----------   ------------        --------------------------
                                                                                                      5%($)        10%($)
                                                                                                      -----        ------

William H. Koster                400,000         37.98%            19.39          9/4/11          4,877,707    12,361,067
Harry H. Penner, Jr.                   -             -                 -               -                  -             -
Alan J. Hutchison                  3,000          0.28%            17.48        12/31/07             17,839        40,471
                                   3,000          0.28%            17.48        12/31/08             21,354        49,763
                                   3,000          0.28%            17.48        12/31/09             25,044        59,985
                                   3,000          0.28%            17.48        12/31/10             28,919        71,229
                                   3,000          0.28%            17.48        12/31/11             32,987        83,597
                                   5,000          0.47%            19.39        12/31/07             32,972        74,803
                                   5,000          0.47%            19.39        12/31/08             39,468        91,978
                                   5,000          0.47%            19.39        12/31/09             46,289       110,871
                                   5,000          0.47%            19.39        12/31/10             53,451       131,653
Stephen R. Davis                       -             -                 -               -                  -             -
Kenneth R. Shaw                    1,000          0.09%            17.48        12/31/07              5,946        13,490
                                   1,000          0.09%            17.48        12/31/08              7,118        16,588
                                   1,000          0.09%            17.48        12/31/09              8,348        19,995
                                   1,000          0.09%            17.48        12/31/10              9,640        23,743
                                   1,000          0.09%            17.48        12/31/11             10,996        27,866
                                   5,000          0.47%            19.39        12/31/07             32,972        74,803
                                   5,000          0.47%            19.39        12/31/08             39,468        91,978
                                   5,000          0.47%            19.39        12/31/09             46,289       110,871
                                   5,000          0.47%            19.39        12/31/10             53,451       131,653
James V. Cassella                  1,000          0.09%            17.48        12/31/07              5,946        13,490
                                   1,000          0.09%            17.48        12/31/08              7,118        16,588
                                   1,000          0.09%            17.48        12/31/09              8,348        19,995
                                   1,000          0.09%            17.48        12/31/10              9,640        23,743
                                   1,000          0.09%            17.48        12/31/11             10,996        27,866
                                   5,000          0.47%            19.39        12/31/07             32,972        74,803
                                   5,000          0.47%            19.39        12/31/08             39,468        91,978
                                   5,000          0.47%            19.39        12/31/09             46,289       110,871
                                   5,000          0.47%            19.39        12/31/10             53,451       131,653
James E. Krause                    1,000          0.09%            17.48        12/31/07              5,946        13,490
                                   1,000          0.09%            17.48        12/31/08              7,118        16,588
                                   1,000          0.09%            17.48        12/31/09              8,348        19,995
                                   1,000          0.09%            17.48        12/31/10              9,640        23,743
                                   1,000          0.09%            17.48        12/31/11             10,996        27,866
                                   5,000          0.47%            19.39        12/31/07             32,972        74,803
                                   5,000          0.47%            19.39        12/31/08             39,468        91,978
                                   5,000          0.47%            19.39        12/31/09             46,289       110,871
                                   5,000          0.47%            19.39        12/31/10             53,451       131,653
--------------------------

     (a) Options vest ratably each year on the anniversary of the date of grant, over a four to five year period  depending on the individual  award  agreements.
The options granted to Doctors Hutchison,  Shaw, Cassella and Krause expire five years after each vesting date, where as the options granted to Dr. Koster expire ten years from the date of grant.  All the above  options are subject to earlier expiration in connection with termination of employment.

                             Aggregated Option Exercises in Last Fiscal Year
                                  and Fiscal Year-End Option Values

                                                        Number of Securities Underlying         Value of Unexercised
                              Shares                        Unexercised Options at         In-the-Money Options at Fiscal
                           Acquired on      Value              Fiscal Year-End(#)                     Year-End($)(a)
 Name                      Exercise(#)    Realized($)(a)   Exercisable/Unexercisable         Exercisable/Unexercisable
---------------------      -----------    --------------   -------------------------         -------------------------

William H. Koster                 -              -                    -/400,000                           -/-
Harry H. Penner, Jr.        100,000      1,325,000              422,000/-                        1,583,922/-
Alan J. Hutchison                 -              -              200,312/90,938                     554,902/50,918
Stephen R. Davis                  -              -              119,312/43,688                     233,086/28,289
Kenneth R. Shaw                   -              -              104,250/68,000                      87,563/27,797
James V. Cassella             6,000         86,700              131,531/61,594                     459,801/26,566
James E. Krause                   -              -               51,127/64,375                      20,867/12,891
------------------

(a)  Difference  between  option  price and fair  market  value of the shares at year-end.

Terms and Conditions of Certain Employment and Severance Agreements

     The  compensation  package for William H. Koster,  as  President  and Chief
Executive  Officer,  includes a salary paid  pursuant to a three year  renewable employment  agreement between Dr. Koster and the Company effective  September 4,
2001.  Under such  agreement,  Dr.  Koster is paid a base salary of $400,000 per annum,  which may be increased  periodically  at the  discretion of the Board of
Directors. The employment agreement restricts Dr. Koster from competing with the
Company  for  the  term  of  the  agreement  and  for a two  year  period  after termination  of his  employment.  The  employment  agreement  also  provides for certain  additional  payments to be made to Dr. Koster upon his  termination  of employment for certain reasons.

     The compensation  package during 1999 to 2001 for Harry H. Penner,  Jr., as
President  and Chief  Executive  Officer,  included a salary paid pursuant to an employment agreement between Mr. Penner and the Company which was effective from
October 1993 to September  2001. In August 2000, the Company  announced that Mr.
Penner  planned to step down from his position as President and Chief  Executive
Officer and would remain at Neurogen until a new Chief Executive  Officer was in place.  Effective  September  2001,  upon the hiring of Mr.  Koster,  Mr. Penner retired.  Under the termination clause of Mr. Penner's employment agreement,  he received a lump sum  payment of  $416,000  from the  Company,  representing  one year's salary at time of termination.  Mr. Penner also received a gross bonus of
$207,000 on the date of termination under a separate  severance  agreement.

     The  compensation  package  for  Alan  J.  Hutchison,   as  Executive  Vice
President-  Drug  Discovery  of Neurogen,  includes a salary paid  pursuant to a two-year  renewable  employment  agreement between Dr. Hutchison and the Company effective  December 1, 1997.  The agreement  was most  recently  extended for an additional  two-year  term as of December  1, 2001.  Under such  agreement,  Dr.
Hutchison's  base salary of $272,865 per annum in 2001 was increased to $286,508 effective  December 31, 2001.  Such increase was, and any future  increases will be,  at the  discretion  of the Board of  Directors.  The  employment  agreement restricts  Dr.  Hutchison  from  competing  with the Company for the term of the agreement  and,  under  certain  conditions,  for a  period  of one  year  after termination of his employment  with the Company.  The employment  agreement also provides for certain  additional  payments to be made to Dr.  Hutchison upon his termination of employment for certain reasons.

     The compensation package for Stephen R. Davis, Executive Vice President and
Chief  Business  Officer of  Neurogen,  includes  a salary  paid  pursuant  to a two-year  renewable  employment  agreement  between  Mr.  Davis and the  Company effective  December 1, 1997.  The agreement  was most  recently  extended for an additional  two-year  term as of December  1, 2001.  Under such  agreement,  Mr.
Davis'  base  salary of  $256,335  per annum in 2001 was  increased  to $269,152 effective  December 31, 2001.  Such increase was, and any future  increases will be,  at the  discretion  of the Board of  Directors.  The  employment  agreement restricts  Mr.  Davis  from  competing  with  the  Company  for the  term of the agreement  and,  under  certain  conditions,  for a  period  of one  year  after termination of his employment  with the Company.  The employment  agreement also provides  for  certain  additional  payments  to be made to Mr.  Davis  upon his termination of employment for certain reasons.

     The  compensation  package  for Kenneth R. Shaw,  Senior  Vice  President -
Chemistry and  Pharmaceutical  Research and Development,  includes a salary paid pursuant to a two-year renewable  employment  agreement between Dr. Shaw and the
Company effective December 1, 1999. The agreement was most recently extended for an additional  two-year term as of December 1, 2001.  Under such agreement,  Dr.
Shaw's  base  salary of  $229,250  per annum in 2001 was  increased  to $240,713 effective  December 31, 2001.  Such increase was, and any future  increases will be,  at the  discretion  of the Board of  Directors.  The  employment  agreement restricts Mr. Shaw from competing with the Company for the term of the agreement and, under certain conditions, for a period of one year after termination of his employment with the Company.  The employment agreement also provides for certain additional  payments to be made to Dr. Shaw upon his  termination  of employment for certain reasons.

    REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1):

     The Compensation  Committee  consists  entirely of outside  directors.  The
Compensation  Committee is responsible for  establishing and  administering  the policies which govern both the annual  compensation and stock ownership programs of the Company.  On an annual basis,  the Compensation  Committee  evaluates the performance  of management  and  determines  the  compensation  of the Company's executive  officers.  The  Compensation  Committee's  policies  and programs are designed  to further  the  Company's  goal of  increasing  shareholder  value by
motivating  and  retaining  executive  officers.   These  policies  include  the
following objectives:

o    Providing base salaries that take into consideration executive compensation paid by other similar biotechnology companies. Peer companies generally are at a  comparable  stage  of  development,  are  pursuing  R&D  programs  of comparable nature and complexity,  have similar potential risks and rewards and have similar market capitalization,  size and financial condition. This objective  also takes  into  account  the  competitive  demand for  quality
     personnel  in  the   pharmaceutical   and   biotechnology   experience  and
     capabilities.

o    Providing  periodic  bonus  awards for the  accomplishment  of  significant goals.

o    Providing equity  participation,  such as stock option grants or restricted stock,  for  the  purpose  of  aligning  executive  officers'  longer  term interests  with  those of the  shareholders.  The size and nature of equity based  compensation  grants are based  upon the  Company's  performance  in meeting its goals.

     Traditional measures of corporate  performance,  such as earnings per share or sales growth, do not readily apply to most biotechnology  companies which are heavily  focused on  research  and  development  activities  designed to produce future earnings.  In determining the  compensation of the Company's  executives, the  Compensation  Committee  looks to other  criteria to measure the  Company's progress. These criteria include the Company's progress in:

o    advancing drug candidates through clinical trials,

o    discovering and developing  multiple  clinical  candidates in the Company's portfolio of drug programs,

o    developing new drug targets and discovering  potential drug leads for these targets,

o    developing valuable drug discovery technologies,

o    establishing and executing strategic collaborations with other parties and

o    securing  capital  sufficient  to advance  and expand  the  Company's  drug development and technology programs.

     The Compensation  Committee believes that outstanding  performance in these areas will contribute to the long-term  success of the Company and the growth of
shareholder  value.  The  Compensation   Committee  specifically  considers  the
achievement  of milestones  related to expansion of the  Company's  portfolio of drug development  programs,  the development of multiple drug candidates  within individual  programs and the progress of individual  candidates within each such program. In addition,  the Compensation  Committee considers the extent to which the Company's shares have changed in value. However, the Compensation  Committee recognizes that, in the short-term, the market price of the Company's shares may be affected by industry  events and market  conditions  which are  transient  in nature and beyond the  control of  management.  This is  especially  true in the biotechnology  industry,  which is characterized by long product lead times, the iterative  trial and error nature of drug  development,  highly  volatile  stock prices and fluctuating  availability of capital.  Accordingly,  the Compensation
Committee attempts to retain and appropriately motivate the Company's executives by balancing the  consideration of shorter term strategic goals with longer term objectives  essential to creating maximum  shareholder  value. In many instances the qualitative  factors by which the  Compensation  Committee  judges corporate
performance   necessarily  involve  a  subjective   assessment  of  management's
performance.   Moreover,   the   Compensation   Committee   does  not  base  its
considerations on any single performance factor nor does it specifically  assign relative weights to factors, but rather considers a mix of factors and evaluates
Company and individual performance against that mix.

     Compensation  paid by the Company to its executive  officers is designed to be competitive with  compensation  packages paid to the management of comparable companies  in the  biotechnology  industry.  Toward that end,  the  Compensation
Committee  reviews  both  independent  survey  data as  well  as  data  gathered internally.  From time to time,  the  Committee  obtains  the  counsel of expert
compensation  consultants.   Total  compensation  for  the  Company's  executive
officers  includes a base salary  component  and may also include other forms of incentives.  Incentive  compensation  may  consist  of  cash  bonuses  based  on satisfying  corporate  goals  as  well  as  on  meeting  individual  performance objectives.  In  addition,  executive  officers are eligible for grants of stock options and  restricted  stock as an element of their total annual  compensation package. This component is intended to motivate and retain executive officers to improve  long-term stock  performance.  Stock option and restricted stock awards are granted at the discretion of the Compensation  Committee.  Generally,  stock options vest in equal  amounts  over four or five years,  have a term of five or ten years and are  exercisable  during the term of the option at the fair market value of the underlying Common Stock on the date of grant. As with cash bonuses, the number of options  to be granted to each  executive  officer is based on the degree of attainment of predetermined  Company and individual  objectives,  with emphasis on those which have long-term  strategic value.  The Company  generally grants stock options to all employees and uses stock options as a bonus vehicle.
The Compensation Committee administers the Incentive Plan.

     The  Company  achieved  significant  milestones  and met most of its  goals during the fiscal year ended  December  31,  2001.  The  Compensation  Committee considered the following  developments in awarding incentive  compensation based on the Company's  performance in 2001:  advancement into Phase II human clinical trials of NGD 97-1,  the  Company's  lead  Alzheimer's  disease drug  candidate;
uncertain results from Phase II human clinical trials of NGD 91-3, the Company's lead  anti-anxiety  drug candidate;  the advancement into Phase I human clinical trials of NGD 2000-1,  the  Company's  lead drug  candidate for the treatment of inflammatory  disorders;  the consummation of a new strategic collaboration with
Aventis Pharmaceuticals to develop drugs from Neurogen's CRF1 discovery program;
the closing of a $17.5 million debt financing on the Company's  facilities;  the development of two new clinical  candidates;  the  accomplishment of significant milestones in implementing  an AIDD  technology  system for Pfizer pursuant to a
$27 million  three-year  technology  transfer  agreement;  the discovery of drug leads in new areas;  the  advancement of drug leads and potential  candidates in many of the Company's  programs;  and the further  advancement  of the Company's proprietary AIDD drug discovery platform.

     In September  2001 Dr.  Koster  joined  Neurogen as  President  and CEO. In determining  the  starting  compensation  package for Dr.  Koster,  the Board of
Directors Search Committee  considered Dr. Koster's extensive experience in drug discovery  and  development  and the  compensation  paid to CEO's at  comparable biotech  companies.  The committee also  considered the  recommendations  of the national executive search firm retained by the Company for this search.

     At year-end,  the Compensation Committee reviewed the Company's fiscal 2001 performance and the  performance of the Company's  executive  officers  together with the  incentive  compensation  levels of officers at  comparable  companies.
Based upon this  review  and in  recognition  of the  Company's  achievement  of significant  milestones,  the Committee awarded cash incentive bonuses and stock option grants to executive  officers.  To remain  competitive with the Company's peers,  the  Committee  also  reviewed  the base  salary  levels of  officers at comparable  companies  and  raised  the  2002  base  salaries  of the  Company's executive officers.

     By the Compensation Committee: Jeffrey J. Collinson, Julian C. Baker, Frank
C. Carlucci and John Simon

---------------------

     (1) This Section is not  "soliciting  material," is not deemed "filed" with the SEC and is not to be  incorporated by reference in any filing of the Company under the  Securities  Act of 1933, as amended (the  "Securities  Act"),  or the
Exchange Act,  whether made before or after the date hereof and  irrespective of any general incorporation language in any such filing.

                         AUDIT COMMITTEE REPORT(1)

     The  Audit  Committee  consists  of  three  non-employee  directors,  Frank
Carlucci,  Mark Novitch and John Simon. Each Audit Committee member qualifies as an  independent  director as defined by the National  Association  of Securities
Dealers Listing Standards.  The Audit Committee has received written disclosures
and  a  letter  from   PricewaterhouseCoopers  LLP,  the  Company's  independent
accountants,   required  by   Independence   Standards  Board  Standard  No.  1,
Independence   Discussions   with  Audit   Committees,   which  relates  to  the
accountants'  independence  from the Company and its related  entities,  and has discussed with  PricewaterhouseCoopers  LLP their  independence from the Company and whether the non-audit  services provided by the independent  accountants are compatible with maintaining its independence.

     In accordance with its written  charter,  the Audit  Committee  assists the
Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting,  auditing and financial  reporting practices of
the  Company.  In  this  context,   management  and  the  Company's  independent
accountants  review with the full Audit Committee the Company's annual financial results and with Frank Carlucci, Chairman of the Audit Committee and Chairman of
the Board, the Company's quarterly  financial results prior to publication.  The
Audit  Committee  reviewed  and  discussed  with  management  and the  Company's independent  accountants prior to publication the Company's  financial condition and  results of  operations  for the year ended  December  31,  2001.  The Audit
Committee also has discussed matters required by Statement of Auditing Standards
No. 61, Communication with Audit Committees,  with the independent  accountants.
Based on the review  and  discussions  referred  to above,  the Audit  Committee recommended  that the Board of Directors  and  management  include the Company's
2001 audited financial statements in its annual report on Form 10-K.

     By the Audit Committee: Frank Carlucci, Mark Novitch and John Simon

---------------------

(1) This Section is not  "soliciting  material," is not deemed  "filed" with the
SEC and is not to be  incorporated  by  reference  in any filing of the  Company under the Securities Act of 1933, as amended,  or the Securities Exchange Act of
1934,  whether  made  before or after the date  hereof and  irrespective  of any general incorporation language in any such filing.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

     For the fiscal year ended  December 31, 2001,  PricewaterhouseCoopers  LLP,
the  Company's  independent  auditor  and  principal   accountant,   billed  the
approximate fees set forth below.

Audit Fees...............................................................$94,400
Financial Information Systems Design and Implementation Fees.............$    -
All Other Fees...........................................................$45,000

                               PERFORMANCE GRAPH(1)

     The  following  graph  compares  the  yearly  percentage  in the  Company's cumulative  total  stockholder  return  on its  Common  Stock  during  a  period commencing  on December  31, 1996 and ending  December  31, 2001 (as measured by dividing  (i)  the  sum of (A)  the  cumulative  amount  of  dividends  for  the measurement  period,  assuming  dividend  reinvestment,  and (B) the  difference between the Company's share price at the end and the beginning of the period; by
(ii) the share price at the beginning of the period) with the cumulative  return of the NASDAQ National Market Composite Index and the Amex Biotechnology  Index.
The NASDAQ Composite Index has also been included for comparison  purposes to an index utilized in prior years.  This index will not be included going forward as
Neurogen's  Common Stock is traded on the NASDAQ  National Market  exchange.  It should be noted that  Neurogen has not paid  dividends on Common  Stock,  and no dividends are included in the representation of the Company's  performance.  The stock price  performance  on the graph below is not  necessarily  indicative  of future price performance.

                                                 NASDAQ
                                             National Market         NASDAQ                AMEX
                              Neurogen         Composite           Composite           Biotechnology

12/31/96                       $100.0            $100.0              $100.0               $100.0
12/31/97                        $70.1            $122.4              $121.6               $112.6
12/31/98                        $90.9            $171.6              $169.8               $128.3
12/31/99                        $85.7            $319.0              $315.2               $271.3
12/31/00                       $182.5            $193.7              $191.4               $439.6
12/31/01                        $90.8            $152.6              $151.1               $402.3
---------------------

     (1) This Section is not  "soliciting  material," is not deemed "filed" with the SEC and is not to be  incorporated by reference in any filing of the Company under the  Securities  Act of 1933, as amended (the  "Securities  Act"),  or the
Exchange Act,  whether made before or after the date hereof and  irrespective of any general incorporation language in any such filing.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pfizer Inc. ("Pfizer"),  a beneficial owner of more than five percent of the
Common Stock, paid $2.9 million in research funding and $4.0 million in payments related to a technology transfer agreement,  and made certain  reimbursements to the  Company  in  the  last  fiscal  year  pursuant  to  the  terms  of  various collaborative  agreements  and a  technology  transfer  between  Pfizer  and the
Company.  These  amounts  constituted  payments  in  excess of five  percent  of
Neurogen's  consolidated  gross  revenues  for the last  fiscal  year.  Neurogen expects to receive amounts in excess of five percent of its  consolidated  gross revenues from Pfizer in fiscal year 2002. In connection with the  collaborations with Pfizer, the Company has granted Pfizer  registration rights with respect to
shares  of  the  Company's   Common  Stock  purchased  in  connection  with  the
collaborations  as well as the right to maintain its level of  investment in the
Company in future public offerings of Common Stock.

     In September  2001,  the Company made a recourse loan to William H. Koster,
President and Chief Executive Officer,  in the amount of $86,382 for the payment of taxes related to the vesting of certain shares of restricted stock granted to
Dr. Koster upon his hiring date. The loan is payable in full plus interest at an annual rate of 4.76% upon the  occurrence  of the earlier of five years from the date of issuance or the termination of Dr. Koster's employment and is secured by the restricted shares.

     In May 2002,  the Company made an unsecured,  non-interest  bearing loan to
Edmund P. Harrigan,  its Executive Vice President and Chief Development Officer,
in the amount of $250,000.  The principal and imputed  interest on the loan will be forgiven by the Company in five equal annual installments contingent upon Dr.
Harrigan's continued employment.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based  solely on its review of the forms  required by Section  16(a) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), that have been received by the Company,  the Company believes that all filing  requirements for
2001 applicable to its officers, directors and beneficial owners of greater than ten  percent  of its  Common  Stock  have been  complied  with,  except  for the following:  William H.  Koster,  Ph.D.,  filed his Form  3-Initial  Statement of
Beneficial  Ownership of  Securities  late due to the tragic events of September
11, 2001.

                                 OTHER MATTERS

     The Board of  Directors  of the  Company  knows of no other  matters  to be submitted to the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem  appropriate,  unless they are directed by proxy to do otherwise.

            STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT THE COMPANY'S
                       NEXT ANNUAL MEETING OF STOCKHOLDERS

     Stockholder  proposals  intended to be presented at the 2003 Annual Meeting of Stockholders of the Company must be received by the Company, at its principal executive  offices not later than December 20, 2002,  for inclusion in the Proxy
Statement and Proxy relating to the 2003 Annual Meeting of Stockholders.

     In addition,  the proxy  solicited  by the Board of Directors  for the 2003
Annual Meeting of Stockholders  will confer  discretionary  authority to vote on any stockholder proposal presented at that meeting,  unless we are provided with notice of such proposal no later than March 31, 2003.

     THE COMPANY WILL MAIL WITHOUT CHARGE TO EACH  STOCKHOLDER  ENTITLED TO VOTE
AT THE ANNUAL  MEETING  UPON WRITTEN  REQUEST,  A COPY OF THE  COMPANY'S  ANNUAL
REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF
EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS
SHOULD BE SENT TO:  CORPORATE  SECRETARY,  NEUROGEN  CORPORATION,  35  NORTHEAST
INDUSTRIAL ROAD, BRANFORD, CONNECTICUT 06405.

                                                        Stephen R. Davis
                                                        Secretary

June 20, 2002

                                                                      APPENDIX A

                                Amendments to the
                     Neurogen Corporation 2000 Non-Employee
                         Directors Stock Option Program

     WHEREAS,   pursuant  to  Section  9  of  the  Neurogen   Corporation   2000
Non-Employee  Directors  Stock  Option  Program  (the  "Program"),  the Neurogen
Corporation  ("Neurogen" or the "Company")  Board of Directors (the "Board") has
the authority to amend the Program in certain  respects,  subject to shareholder approval; and

     WHEREAS, the Board has approved the following amendments (the "Amendments")
to the  Program  and  the  presentation  of  such  amendments  to the  Company's shareholders for their approval at the 2002 Annual Meeting  scheduled to be held on July 15, 2002;

     NOW THEREFORE,  subject to the approval of the Company's shareholders,  the
Program shall be amended as follows:

     1.   The  Program  shall be  amended  to add the  following  definition  as
          Section 2.8, with subsequent definitions in Section 2 being renumbered accordingly:

          "2.8 "Committee Grant" shall have the meaning set forth in Section 4.4 of the Program."

     2.   The Program shall be amended to add Committee Grants to the definition of the term "Grant  Date" by changing  Section  2.13 of the Program to read as follows:

          "2.13 "Grant Date" means the date on which an Initial Grant, an Annual
     Grant or a Committee Grant is made to an Eligible Director."

     3.   The Program shall be further  amended to increase the number of shares available  under the Program by changing the first sentence of Section
          3.2 of the Program to read as follows:

          "The  maximum  number of shares of Common  Stock in  respect  of which
     Options may be granted under the Program, subject to adjustment as provided in Section  8.2 of the  Program,  shall not exceed  four  hundred  thousand
     (400,000) shares (the "Option Shares")."

     4.   The Program shall be further  amended to increase the number of Option
          Shares  underlying  the Initial Grant to each  Eligible  Director from
          5,000 to 20,000 by  changing  Section  4.2 of the  Program  to read as follows:

          "4.2  Initial  Grant.  An initial  Option to acquire  twenty  thousand
     (20,000) Option Shares (subject to adjustment as provided in Section 8.2 of the  Program)  shall be  granted  (an  "Initial  Grant")  to each  Eligible
     Director  immediately  following any Annual  Meeting at which such Eligible
     Director  is first  elected  by the  Company's  shareholders  or when  such
     Eligible  Director is otherwise  first elected or appointed by the Board to be a director, whichever is applicable; provided, however, that a Reelected
     Director shall not receive a second Initial Grant."

     5.   The Program shall be further amended to add the following Section 4.4, with later subsections in Section 4 being renumbered accordingly:

          "4.4  Committee  Grant.  An annual  Option (in  addition to any Annual
     Grant) to acquire up to a maximum of five  thousand  (5,000)  Option Shares
     (as adjusted  pursuant to Section 8.2 of the  Program)  shall be granted (a
     "Committee  Grant")  each  year  upon  the  designation  of the  Executive,
     Compensation,  Science,  Audit  and  Finance  Committees  of the  Board (an
     "Eligible  Committee") to each Eligible  Director,  representing a grant to each Eligible  Director to acquire one thousand five hundred  (1500) shares with respect to each such Eligible Committee on which he or she serves as a non-chair  member and two thousand five hundred  (2500) shares with respect to each such  committee of which he or she serves as the chair or co-chair.
     The Board,  as it sees fit, shall be authorized to add new committees to or delete  current  or future  committees  from the  definition  of  "Eligible
     Committees", which are then subject to the operation of this Section 4.4."

     6.   The Program shall be further  amended to include  Committee  Grants in the  designation  of the option  exercise  price per  Option  Share by changing the renumbered  Section 4.5 (formerly Section 4.4) to read as follows:

          "4.5 Exercise Price. The option exercise price per Option Share for an
     Initial  Grant,  an Annual  Grant or a  Committee  Grant  shall be the Fair
     Market Value on the Grant Date."

     7.   The Program  shall be further  amended to increase the vesting  period for each Option granted  pursuant to an Initial Grant from one year to three years, and to provide for one-year vesting of Committee  Grants, by changing Section 5 of the Program to read as follows:

     "5. Vesting.

          5.1 Initial Grant Options. Subject to Section 4.8 and Section 6 of the
     Program,  each Option  granted  pursuant to an Initial  Grant shall  become exercisable  with  respect  to  one-thirty-sixth  (1/36)  of the  aggregate underlying Option Shares on the last day of each month,  beginning with the last day of the month in which such Option was granted.

          5.2 Annual  Grant  Options and  Committee  Grant  Options.  Subject to
     Section 4.8 and Section 6 of the Program,  each Option granted  pursuant to an Annual Grant or a Committee Grant shall become  exercisable with respect to one-twelfth (1/12) of the aggregate underlying Option Shares on the last day of each month,  beginning  with the last day of the month in which such
     Option was granted."

     8.   Effective  Date.  These  Amendments  shall become  effective  upon the approval of the Company's shareholders.

                                                                      APPENDIX B

                              NEUROGEN CORPORATION

                2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PROGRAM

1.   Purpose.   The  purpose  of  the  Neurogen  Corporation  2000  Non-Employee
     Directors  Stock Option Program (the "Program") is to promote the interests
     of  Neurogen   Corporation   (the   "Company")  and  its   shareholders  by
     strengthening  the Company's  ability to attract and retain the services of experienced and knowledgeable non-employee directors through formula grants of  non-qualified  stock options to acquire the Company's Common Stock, par value $.025 per share.  In addition,  such grants will encourage the closer alignment of the  interests of such  directors  with those of the Company's shareholders.

2.   Definitions.  For purposes of the Program,  the following  terms shall have the meanings set forth below:

     2.1  "Annual  Grant" shall have the meaning set forth in Section 4.3 of the
          Program.  2.2  "Annual  Meeting"  means  the  annual  meeting  of  the
          Company's  shareholders  for  any  fiscal  year as  determined  by the
          Company's By-Laws.

     2.3  "Award Agreement" means the stock option agreement executed by each of the Eligible  Directors pursuant to Sections 4 and 10.3 of the Program in connection with the granting of the options hereunder.

     2.4  "Board"  means the Board of Directors of the Company,  as  constituted from time to time.

     2.5  "Change of Control" means

          (i)  any  individual,  entity or group  (within the meaning of Section
               13(d)(3) or 14(d)(2) of the Exchange Act)  acquires,  as a result of any  purchase or  exchange,  or any merger,  consolidation  or other  reorganization,  a  majority  of  the  outstanding  voting securities or assets of the Company or

          (ii) the Board or the Company's  shareholders,  either or both, as may be required to authorize the same,  shall approve any liquidation or dissolution of the Company or sale of all or substantially all of the assets of the Company.

     2.6  "Code"  means the Internal  Revenue Code of 1986,  as in effect and as amended from time to time, or any successor statute thereto,  together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

     2.7  "Committee"  shall have the  meaning  set forth in Section  3.3 of the
          Program.

     2.8  "Common Stock" means the Common Stock,  par value $.025 per share,  of the Company or any  security  of the Company  issued by the Company in substitution or exchange therefor.

     2.9  "Company" means Neurogen Corporation,  a Delaware corporation,  or any successor corporation to Neurogen Corporation.

     2.10 "Eligible Director" means any Non-Employee Director of the Company who becomes a member of the Board.

     2.11 "Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time,  or any successor  statute  thereto, together with any rules,  regulations and interpretations  promulgated thereunder or with respect thereto.

     2.12 "Fair Market  Value" means on, or with respect to, any given  date(s), the  closing  price for the Common  Stock,  as  reported on the NASDAQ
          National  Market  System for such  date(s) or, if the Common Stock was not traded on such date(s), on the next preceding day or days on which the Common  Stock was traded.  If at any time the Common  Stock is not traded on the NASDAQ National Market System,  the Fair Market Value of
          a share of the Common Stock shall be  determined  in good faith by the
          Board.

     2.13 "Grant  Date"  means the date on which an  Initial  Grant or an Annual
          Grant is made to an Eligible Director.

     2.14 "Initial Grant" shall have the meaning set forth in Section 4.2 of the
          Program.

     2.15 "Non-Employee  Director" means any director of the Company who is not, and who has not been for at least one year preceding the  commencement of his or her membership on the Board, an employee of the Company,  or any parent or subsidiary companies of the Company.

     2.16 "Option Period" shall have the meaning set forth in Section 4.7 of the
          Program.

     2.17 "Option  Shares"  shall have  meaning  set forth in Section 3.2 of the
          Program.

     2.18 "Option(s)"  means the stock  option(s)  to  acquire  shares of Common
          Stock granted  pursuant to the  provisions of Section 4 of the Program and the relevant Award Agreement.

     2.19 "Program" means the Neurogen  Corporation 2000 Non-Employee  Directors
          Stock  Option  Program,  as set forth  herein  and as in effect and as amended  from time to time  (together  with any rules and  regulations promulgated  by the  Committee in  accordance  with Section 3.4 of the
          Program).

     2.20 "Reelected   Director"  means  an  Eligible  Director  who  previously
          received  an Initial  Grant,  terminated  service as a director of the
          Company and is subsequently elected or appointed to the Board.

     2.21 "SEC" means the Securities and Exchange  Commission,  or any successor governmental agency.

     2.22 "SEC Rule 16b-3"  means Rule 16b-3,  as  promulgated  by the SEC under
          Section 16(b) of the Exchange Act, or any successor rule or regulation thereto, as such Rule is amended or applied from time to time.

     2.23 "Subsidiary(ies)" means any corporation (other than the Company) in an unbroken  chain of  corporations,  including  and  beginning  with the
          Company, if each of such corporations, other than the last corporation in the unbroken chain, owns,  directly or indirectly,  more than fifty percent (50%) of the voting stock in one of the other  corporations in such chain.

     2.24 "Termination" means a termination of an Eligible Director's membership on the Board.

3.   Term of the Program; Common Stock Subject to the Program; Administration.

     3.1  Term.  The Program shall  continue in effect until it is terminated by action of the  Board or of the  Company's  shareholders,  but any such termination  shall  not  affect  the  terms  of any  then  outstanding
          Options.

     3.2  Common Stock.  The maximum number of shares of Common Stock in respect of  which  Options  may be  granted  under  the  Program,  subject  to adjustment as provided in Section 8.2 of the Program, shall not exceed two hundred thousand  (200,000) shares (the "Option  Shares").  In the event of a change in the Common  Stock of the Company  that is limited to a change in the  designation  thereof to  "Capital  Stock" or other similar designation,  or to a change in the par value thereof, or from par value to no par value,  without increase or decrease in the number of issued shares,  the shares  resulting from any such change shall be deemed to be the Common  Stock for  purposes  of the  Program.  Common
          Stock which may be issued  under the Program may be either  authorized and unissued shares or issued shares which have been reacquired by the
          Company (in the open market or in private  transactions) and which are being held as treasury  shares.  No fractional  shares of Common Stock shall be issued under the  Program.  If any Option  granted  under the
          Program  expires or  terminates  for any reason  without  having  been exercised in full,  the Option  Shares  subject to, but not  delivered under,  any such  Option may become  available  for the grant of other
          Options under the Program.

     3.3  The Committee. Subject to the terms and provisions of the Program, the
          Program  shall be  administered  by a committee  selected by the Board
          (the "Committee").

     3.4  Program Administration and Program Rules. The Committee shall have the power to  interpret  and  construe  the  terms and  provisions  of the
          Program,  to determine  questions that arise thereunder,  to designate persons to carry out the day-to-day ministerial  administration of the
          Program under such conditions and limitations as it may prescribe, and to promulgate, adopt, amend and rescind such rules and regulations for implementing  and  administering  the Program as the  Committee  deems necessary or desirable.  Any determination,  decision or action of the
          Committee  in  connection  with  the   construction,   interpretation,
          administration  or  implementation  of the  Program  shall  be  final, binding and conclusive  upon all Eligible  Directors and any person(s)
          claiming under or through any Eligible Directors.

4.   Non-Qualified Stock Option Grants.

     4.1  Term.  All Options  granted  under the Program  shall be  nonstatutory options that are not "incentive  stock options"  within the meaning of
          Section 422 of the Code.

     4.2  Initial  Grant.  An initial  Option to acquire five  thousand  (5,000)
          Option  Shares (as  adjusted  pursuant to Section 8.2 of the  Program)
          shall be  granted  (an  "Initial  Grant")  to each  Eligible  Director immediately  following  any  Annual  Meeting  at which  such  Eligible
          Director is first elected by the Company's  shareholders  or when such
          Eligible Director is otherwise first elected or appointed by the Board to be a director,  whichever is applicable;  provided, however, that a
          Reelected Director shall not receive a second Initial Grant.

     4.3  Annual Grant. An annual Option to acquire five thousand (5,000) Option
          Shares (as adjusted  pursuant to Section 8.2 of the Program)  shall be granted (an "Annual Grant") automatically each year on the anniversary of each  Eligible  Director's  election,  reelection,  appointment  or reappointment to the Board.

     4.4  Exercise  Price.  The option  exercise  price per Option  Share for an
          Initial  Grant and an Annual  Grant shall be the Fair Market  Value on the Grant Date.

     4.5  Method of Exercise.  Upon  becoming  exercisable  in  accordance  with
          Section 5 of the  Program,  an Option may be  exercised in whole or in part at any time and from time to time  during  the  Option  Period by giving  written  notice of exercise to the Secretary of the Company or the  Secretary's  designee  specifying  the number of Option Shares in respect of which the Option is being  exercised.  Such notice shall be accompanied by payment in full of the aggregate  option exercise price for the Option  Shares to be  acquired.  The date both such notice and payment  are  received by the office of the  Secretary  of the Company shall be the date of  exercise  of the  Option  as to such  number  of
          Option Shares.  No Option may be exercised at any time in respect of a fractional share.

     4.6  Form of Payment. Payment of the aggregate option exercise price may be in cash or by certified, cashier's or personal check. Payment may also be made in whole or in part by the  transfer  to the Company of shares of Common Stock already owned by an Eligible Director for at least six months and having a Fair Market Value equal to all or a portion of the option exercise price at the time of such exercise.

     4.7  Option Period.  Each Option shall expire ten years from its Grant Date
          (the  "Option  Period");   provided,  however  in  the  event  of  the
          Termination  of an  Eligible  Director,  any  outstanding  unexercised
          Option of such  Eligible  Director  that has not  vested  pursuant  to
          Section 5 of the  Program  shall be  deemed to be vested  and shall be exercisable  upon  the  effectiveness  of  such  Termination  and  all outstanding and unexercised Options of such Eligible Director (whether such Options vested prior to or at  Termination)  shall expire one (1)
          year after the date of any such  Termination  or on the  stated  grant expiration date, whichever is earlier.

     4.8  Right to Exercise.  The right of any Eligible  Director (or any person or entity  receiving a transfer of an Option directly from an Eligible
          Director  as  permitted  in Section  10.5(b))  to  exercise  an Option granted under the Program shall,  during the lifetime of such Eligible
          Director (or direct  transferee) be exercisable  only by such Eligible
          Director (or  transferee) and shall not be assignable by such Eligible
          Director (or transferee) other than by will or the laws of descent and distribution or by the Eligible director pursuant to Section 10.5(b).

     4.9  Limitation  of Rights.  Neither the  recipient  of an Option under the
          Program  nor  an  Eligible  Director's   transferee  or  successor  or
          successors in interest  shall have any rights as a shareholder  of the
          Company with respect to any Option Shares subject to an Option granted to such person  until the date of issuance of a stock  certificate  in respect of such Option Shares.

     4.10 Regulatory  Approval.  The Company  shall not be required to issue any certificate or certificates  for Option Shares upon the exercise of an
          Option granted under the Program or to record as a holder of record of
          Option  Shares the name of the  individual  exercising an Option under the Program,  without  obtaining to the complete  satisfaction  of the
          Committee  the  approval  of all  regulatory  bodies,  if any,  deemed necessary by the Committee and without  complying,  to the Committee's complete  satisfaction,  with all rules and regulations under federal, state, or local law deemed applicable by the Committee.

5.   Vesting.  Subject to Section 4.7 and Section 6 of the Program,  one-twelfth
     (1/12) of each  Option  (in  respect  of the  aggregate  underlying  Option
     Shares) shall become  exercisable on the last day of each month,  beginning the last day of the month in which such Option Shares were granted.

6.   Acceleration of Vesting Upon Change of Control.  Anything in the Program to
     the contrary notwithstanding,  if a Change of Control of the Company occurs all Options then unexercised and outstanding  shall become fully vested and exercisable  as of the  date of the  Change  of  Control.  The  immediately preceding  sentence  shall apply to only those  Eligible  Directors who are members of the Board as of the date of the Change of Control.

7.   Tax  Reimbursement.  All taxes, if any, in respect of any Option(s) granted
     hereunder  to  the   Eligible   Director   hereunder   shall  be  the  sole
     responsibility of and shall be paid by the Eligible Director.

8.   Changes in Capitalization and Other Matters.

     8.1  No Corporate  Action  Restriction.  The existence of the Program,  any
          Award  Agreement  and/or the formula grants made  hereunder  shall not limit,  affect or  restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize

          (a)  any adjustment, recapitalization,  reorganization or other change in the  Company's or any  Subsidiary's  capital  structure or its business,

          (b)  any  merger,  consolidation  or  change in the  ownership  of the
               Company or any Subsidiary,

          (c)  any  issue  of  secured  or  unsecured   indebtedness,   capital,
               preferred or prior  preference  stocks ahead of or affecting  the
               Company's  or  any  Subsidiary's  capital  stock  or  the  rights thereof,

          (d)  any dissolution or liquidation of the Company or any Subsidiary,

          (e)  any sale or transfer of all or any part of the  Company's  or any
               Subsidiary's assets or business, or

          (f)  any other  corporate  act or  proceeding  by the  Company  or any
               Subsidiary.

          An Eligible Director,  any transferee or  beneficiary(ies) of any such
          Eligible Director or any other person shall not have any claim against any member of the Board or any committee  thereof,  the Company or any
          Subsidiary or any employees,  officers or agents of the Company or any
          Subsidiary, as a result of any such action.

     8.2  Recapitalization   Adjustments.   In  the  event  of  any   change  in
          capitalization   affecting  the  Common  Stock,   including,   without
          limitation,  a stock  dividend  or other  distribution,  stock  split,
          reverse   stock  split,   recapitalization,   consolidation,   merger,
          subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of  reorganization  or  recapitalization,  or any other  change  affecting  the  Common  Stock  (any of  these  being an
          "Adjustment  Event"),  the  Committee  may make such  adjustment as it
          deems   appropriate  to  reflect  such  change,   including,   without
          limitation,  with respect to the aggregate  number and class of shares of the  Common  Stock  (or  number  and  kind of other  securities  or property)  subject to and  authorized  by the Program,  the number and class  of  shares  of  Common  Stock  (or  number  and  kind of  other securities  or  property) in respect of which an Option may be granted to an  Eligible  Director  under the Program as provided in Section 4, the  number  and class of Option  Shares  (or number and kind of other securities or property) subject to each Option outstanding and the per share (or other  security or property)  exercise  price  specified for each Option  outstanding.  In addition,  upon an Adjustment Event, the
          Committee may cancel any or all outstanding  Options in exchange for a payment in respect of each such Option equal to the product of

          (a)  the excess of

               (i)  the  fair  market  value  of a  share  at  the  time  of the
                    Adjustment Event over

               (ii) the per share exercise price of such Option and

          (b)  the number of shares subject to such Option.

9.   Amendment;  Termination. The Board may suspend or terminate the Program (or any portion  thereof) at any time and may amend the Program at any time and from  time to time  in such  respects  as the  Board  may  deem  advisable;
     provided,  however,  that the terms and  provisions  of the  Program  which determine the eligibility of directors and the amount,  price and timing of the formula grants  hereunder shall not be amended more than once every six months,  other than to  comport  with  changes in the Code or the  Employee
     Retirement  Income  Security  Act  of  1974,  as  amended,  and  the  rules thereunder;  provided, further, that without majority shareholder approval, no such  amendment  shall

          (a)  except as  provided  in Section  8.2 of the  Program,  materially increase the number of shares of Common Stock which may be issued under the Program,

          (b)  modify in any way the  requirements  as to eligibility for grants under the Program, or

          (c)  increase the benefits  accruing to Eligible  Directors  under the
               Program.   In  addition,   no  such   amendment,   suspension  or
               termination  shall be effective if it would materially  adversely affect  the  rights of any  Eligible  Director  in respect of any
               outstanding   Option,   without  the  consent  of  such  Eligible
               Director.

10.  Miscellaneous.

     10.1 No Right to Continue as Director. Neither the adoption of the Program, the granting of an Option,  nor any other action taken pursuant to the
          Program   shall   constitute  or  be  evidence  of  any  agreement  or
          understanding,  express or implied,  that an Eligible  Director  has a right to  continue as a director of the Company for any period of time or at any particular rate of remuneration.

     10.2 Listing, Registration and Other Legal Compliance. No Options or Common
          Stock shall be issued under the Program  unless legal  counsel for the
          Company  shall be satisfied  that such  issuance will be in compliance with all applicable  federal and state securities laws and regulations and any other applicable laws or regulations. The Company may require, as a  condition  of  any  payment  or  share  issuance,  that  certain
          agreements,   undertakings,   representations,   certificates   and/or
          information,  as the Company may deem  necessary or advisable,  in its sole  discretion,  be  executed  or  provided to the Company to assure compliance with all such applicable laws or regulations.  Certificates for any Options and/or Common Stock delivered under the Program may be subject to such  stock-transfer  orders and such other restrictions as the Company may deem advisable  under the rules,  regulations or other requirements  of the SEC, any stock exchange upon or trading system in which the Common  Stock is then  listed or traded  and any  applicable federal  or  state  securities  law.  In  addition,  if,  at any  time specified herein (or in any Award Agreement or otherwise) for

          (a)  the issuance or other  distribution  of any Options and/or Common
               Stock or

          (b)  the payment of amounts to any Eligible Director,

          any law, rule,  regulation or other  requirement  of any  governmental authority or agency shall require  either the Company,  any Subsidiary or any Eligible  Director (or any estate,  designated  beneficiary  or other  legal  representative  thereof,  as  the  case  may  be  and as determined by the Committee) to take any action in connection with any such determination,  any Options to be issued or distributed, any such payment or the making of any such  determination,  as the case may be, shall be deferred until such required action is taken. The Program and all  transactions  under the Program  are  intended to comply with all applicable  conditions of SEC Rule 16b-3.  To the extent any provision of the Program  fails to so comply with such rule,  it shall be deemed null and void, to the extent  permitted by law and deemed advisable by the Company.

     10.3 Award Agreements.  Each Eligible Director shall, at the request of the
          Company,  enter  into an Award  Agreement  with the  Company in a form specified by the Company.  Each such Eligible  Director shall agree to the  restrictions,  terms  and  conditions  set  forth  in such  Award
          Agreement and/or the Program.

     10.4 Designation  of  Beneficiary.  Each Eligible  Director may designate a beneficiary or  beneficiaries  to exercise an Option or to receive any payment  which under the terms of the Program and the  relevant  Award
          Agreement may become  exercisable  or payable on or after the Eligible
          Director's  death.  At any  time,  and  from  time to  time,  any such designation  may be  changed or  cancelled  by the  Eligible  Director without the  consent of any such  beneficiary.  Any such  designation, change or cancellation  must be on a form provided for that purpose by the Company and shall not be effective  until received by the Company.
          If no beneficiary has been designated by a deceased Eligible Director, or if the  designated  beneficiaries  have  predeceased  the  Eligible
          Director,  the beneficiary shall be the Eligible Director's estate. If the  Eligible  Director  designates  more  than one  beneficiary,  any payments  under the  Program  to such  beneficiaries  shall be made in equal shares  unless the Eligible  Director has  expressly  designated otherwise,  in which  case the  payments  shall be made in the  shares designated by the Eligible Director.

     10.5 Non-transferability of Awards.

          (a)  Except as otherwise provided in clause (b) below, no Option under the Program or any Award  Agreement,  and no rights or  interests herein or therein, shall or may be assigned,  transferred,  sold, exchanged,  encumbered,  pledged  or  otherwise  hypothecated  or disposed of by any Eligible Director or any  beneficiary(ies)  of any Eligible Director,  except by testamentary disposition by the
               Eligible  Director or the laws of intestate  succession.  No such interest  shall be subject to  execution,  attachment  or similar legal process,  including,  without  limitation,  seizure for the payment of an Eligible Director's debts,  judgements,  alimony or separate  maintenance.  Any attempt to sell, exchange,  transfer, assign,  pledge,  encumber or otherwise dispose of or hypothecate in any way any such  awards,  rights or  interests or the levy of any  execution,  attachment  or similar  legal  process  thereon, contrary to the terms of this Program  shall be null and void and without legal force or effect.

          (b)  During the Eligible  Director's  lifetime,  the Eligible Director
               may,  with  the  consent  of  the  Committee,   transfer  without
               consideration  all or any  portion  of an  Option  to one or more members of his or her Immediate  Family (as defined below),  to a trust  established  for  the  exclusive  benefit  of one or  more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate  Family,  or to a  limited  liability  company  in which all the  members  are members of his or her Immediate Family;  provided,  however, that
               any  such  Immediate  Family,   trust,   partnership  or  limited
               liability  company  shall  agree to be and  shall be bound by the terms  and  provisions  of the  Program,  and by  the  terms  and provisions  of any  applicable  outstanding  Award  Agreements or other  agreements  covering the Options or the shares  subject to the options.  For purposes of this Agreement,  "Immediate Family"
               means   the   Eligible   Director's    children,    stepchildren,
               grandchildren,   parents,  stepparents,   grandparents,   spouse,
               siblings (including half-brothers and half-sisters), in-laws, and all such relationships arising because of legal adoption.

     10.6 Governing Law. The Program and all actions taken  thereunder  shall be governed by and construed in accordance  with the laws of the State of
          Delaware,  without  reference  to the  principles  of conflict of laws thereof.  Any titles and headings  herein are for  reference  purposes only,  and shall in no way  limit,  define  or  otherwise  affect  the meaning,  construction  or  interpretation  of any  provisions  of the
          Program.

     10.7 Effective  Date.  The Program shall be effective  upon its adoption by the Board,  subject to the  approval of the  Program by the  Company's shareholders.